UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 27, 2025

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2025, comScore, Inc. (the "Company") disclosed that its Chief Innovation Officer, David Algranati, would be leaving the Company in early 2025. On January 27, 2025, the Company and Dr. Algranati entered into a Separation and General Release Agreement (the "Separation Agreement"), pursuant to which Dr. Algranati's employment with the Company will end on February 1, 2025 (the "Separation Date"). The Separation Agreement provides that Dr. Algranati will become entitled to certain payments and benefits that are currently provided in the Severance Agreement previously entered into between the Company and Dr. Algranati, effective as of May 28, 2019 (the "Prior Agreement"), and based on the form agreement previously filed as Exhibit 10.14 to the Company's Quarterly Report on Form 10-Q filed on November 9, 2022. The payments and benefits to be provided to Dr. Algranati are those provided for under the Prior Agreement in connection with a termination without cause absent a change of control, with a severance period of 12 months. In addition, Dr. Algranati will be eligible to receive an annual bonus for 2024 under the Company's short-term incentive program, based on actual performance as determined by the Company's Compensation Committee and payable at the same time the Company pays short-term incentive awards, if any, to other senior executives for 2024, but no later than March 15, 2025.
Under the Separation Agreement, Dr. Algranati agreed to a comprehensive release of claims in favor of the Company and its affiliates. He also reaffirmed his commitment to be bound by restrictive covenants regarding non-disclosure of confidential information and non-competition and non-solicitation requirements.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is expected to be filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended December 31, 2024, and the full text of the Prior Agreement as previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: January 31, 2025
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